Exhibit 99.1

Company Contact:	Bruce Thomas Vice President, Investor Relations Quiksilver, Inc. +1 (714)889-2200
Quiksilver, Inc. Reports Fiscal 2011 First Quarter Financial Results
-	Revenues of $426 million were ahead of plan and up compared to last year in constant currency

-	Gross Profit surpasses prior year as margin expands

-	Pro-forma Adjusted EBITDA in line with plan and on track for full fiscal year

-	Net Debt at January 31 reduced $237 million to $541 million
Huntington Beach, California, March 10, 2011—Quiksilver, Inc. (NYSE:ZQK) today announced operating results for the first fiscal quarter ended January 31, 2011. Revenues were $426.5 million as compared to $432.7 million in the first quarter of fiscal 2010 but were up compared to the same period last year in constant currency. Consolidated gross profit of $223.5 million exceeded that of the first quarter of fiscal 2010 as gross margin expanded 110 basis points to 52.4% of revenues. As previously communicated, the company invested in several new business initiatives in the first quarter ahead of revenue generation. Therefore, pro-forma Adjusted EBITDA of $28.2 million was down $10.6 million, as planned, compared to the same quarter a year ago. This result was in line with the company’s expectations for the first quarter, in which revenues are historically lower than for the remaining three quarters of the year. The pro-forma loss from continuing operations was $7.7 million or $0.05 per share compared to a loss of $2.5 million or $0.02 per share in the first quarter of fiscal 2010. The pro-forma loss for the first quarter of fiscal 2011 excludes $8.6 million of net after-tax charges, primarily comprised of a non-cash write-off of deferred debt issuance costs associated with previous financings. Including this amount, the loss from continuing operations was $16.3 million, or $0.10 per share, compared to $5.4 million, or $0.04 per share, for the first quarter of fiscal 2010. A reconciliation of GAAP results to pro-forma results is provided in the accompanying tables.
Robert B. McKnight, Jr., Chairman of the Board, Chief Executive Officer and President of Quiksilver, Inc., commented, “We’re very pleased with our results for the first quarter. Our top line and operating performance continue to improve with revenues up in constant currency for the first time in 9 quarters and gross profit margins expanding to 52.4% as the level of discounting in our business continues to decline. We also feel very good about new growth initiatives presently underway. As we’ve indicated in the past, now that our financial restructuring is complete, we have shifted our focus toward investing in our brands and their long-term potential. Looking forward, we expect fiscal 2011 as a whole to be a transition year with growth accelerating in the second half of the year and beyond as these initiatives gain traction.”
Net revenues in the Americas increased 4% during the first quarter of fiscal 2011 to $193.8 million from $187.0 million in the first quarter of fiscal 2010. In constant currency, European segment net revenues increased 1% in the first quarter of fiscal 2011 compared to the prior year. As measured in U.S. dollars and reported in the financial statements, European net revenues decreased 7% to $165.2 million from $177.9 million in the first quarter of fiscal 2010. In constant currency, Asia/Pacific segment net revenues decreased 8% in the first quarter of fiscal 2011 compared to the prior year. As measured in U.S. dollars and reported in the financial statements, Asia/Pacific net revenues remained unchanged at $67.0 million as compared to $67.1 million in the first quarter of fiscal 2010. Please refer to the accompanying tables in order to better understand the impact of foreign currency exchange rates on revenue trends in the European and Asia/Pacific segments.

Quiksilver, Inc. Reports Fiscal 2011 First Quarter Financial Results
March 10, 2011

In December, the company completed its previously-announced sale of €200 million aggregate principal amount of 8.875% Senior Notes due 2017 by its wholly-owned European subsidiary, Boardriders S.A. Quiksilver used the proceeds of the offering to repay approximately €190 million of existing secured European term loans and to pay related fees and expenses. As a result, the company eliminated certain collateral obligations, extended its debt maturities and eliminated certain restrictions on the transfer of cash between its subsidiaries.
Q1 Brand Highlights
•	Quiksilver and the Association of Surfing Professionals (ASP) announced the Quiksilver Pro New York surf competition, set to take place on Long Island’s Long Beach from September 4-15. The Quiksilver Pro New York will be the 6th stop on the ASP 2011 World Tour and the first-ever World Championship Tour stop on the east coast of the United States. The surf contest will coincide with a series of events for enthusiasts of surf, skate, art and music who are expected to gather in New York as summer comes to a close. The Quiksilver Pro New York will expand the Quiksilver Pro Global Series, which also includes the Quiksilver Pro Gold Coast in Australia (February 26-March 9) and the Quiksilver Pro France (October 4-15).
•	Quiksilver announced the signing of 4-time defending ASP Women’s World Champion surfer Stephanie Gilmore to a 5-year endorsement agreement. Gilmore joined the Quiksilver surf team and has become a brand ambassador representing Quiksilver’s lines for women. The addition of Gilmore coincides with the recent debut of Quiksilver’s new global girls line, targeting 18-24-year-old females.
•	DC Shoes announced the signing of Chris Cole, one of the best and most influential skaters of his generation. Cole, who has now joined the DC skate team, is only the second skater to become Thrasher Magazine’s “Skater of the Year” twice — after DC’s Danny Way — and he has also been honored with TransWorld SKATEboarding Magazine’s “Readers Choice Award.”
Company Outlook
Addressing its outlook, the company confirmed that it continues to expect full-year revenues to be slightly above those of fiscal 2010 and pro-forma Adjusted EBITDA to be roughly in line with last year.
About Quiksilver:
Quiksilver, Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, footwear, accessories, snowboards and related products. The company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage.
The reputation of Quiksilver’s brands is based on outdoor action sports. The company’s Quiksilver, Roxy, DC, Lib Tech and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding.
The company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and

Quiksilver, Inc. Reports Fiscal 2011 First Quarter Financial Results
March 10, 2011

other company-owned retail stores, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz, France, and its Asia/Pacific headquarters are in Torquay, Australia.
Forward looking statements:
This press release contains forward-looking statements including but not limited to statements regarding the company’s revenue guidance, pro-forma Adjusted EBITDA guidance, seasonality, new growth initiatives and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
* * * * *
NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at www.quiksilver.com, www.roxy.com, www.dcshoes.com,
www.lib-tech.com and www.hawkclothing.com.

Quiksilver, Inc. Reports Fiscal 2011 First Quarter Financial Results
March 10, 2011

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended January 31,
In thousands, except per share amounts	2011	2010
Revenues, net	$426,450	$432,737
Cost of goods sold	202,980	210,588

Gross profit	223,470	222,149

Selling, general and administrative expense	210,436	203,160

Operating income	13,034	18,989

Interest expense	28,968	21,873
Foreign currency gain	(2,109)	(1,979)
Other expense	—	5

Loss before provision for income taxes	(13,825)	(910)

Provision for income taxes	1,251	3,674

Loss from continuing operations	(15,076)	(4,584)
Income from discontinued operations	—	76

Net loss	(15,076)	(4,508)
Less: net income attributable to non-controlling interest	(1,192)	(846)

Net loss attributable to Quiksilver, Inc.	$(16,268)	$(5,354)

Loss per share from continuing operations attributable to Quiksilver, Inc.	$(0.10)	$(0.04)

Income per share from discontinued operations attributable to Quiksilver, Inc.	$—	$0.00

Net loss per share attributable to Quiksilver, Inc.	$(0.10)	$(0.04)

Loss per share from continuing operations attributable to Quiksilver, Inc., assuming dilution	$(0.10)	$(0.04)

Income per share from discontinued operations attributable to Quiksilver, Inc., assuming dilution	$—	$0.00

Net loss per share attributable to Quiksilver, Inc., assuming dilution	$(0.10)	$(0.04)

Weighted average common shares outstanding	161,614	127,648

Weighted average common shares outstanding, assuming dilution	161,614	127,648

Amounts attributable to Quiksilver, Inc.:

Loss from continuing operations	$(16,268)	$(5,430)
Income from discontinued operations	—	76

Net loss	$(16,268)	$(5,354)

Quiksilver, Inc. Reports Fiscal 2011 First Quarter Financial Results
March 10, 2011

CONSOLIDATED BALANCE SHEETS (Unaudited)

	January 31,	January 31,
In thousands	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$177,192	$149,561
Restricted cash	—	49,352
Trade accounts receivable, less allowance for doubtful accounts of $44,558 (2011) and $48,156 (2010)	287,458	322,959
Other receivables	35,404	28,832
Inventories	309,561	301,216
Deferred income taxes — short-term	40,110	63,220
Prepaid expenses and other current assets	27,550	40,698
Current assets held for sale	—	86

Total current assets	877,275	955,924
Fixed assets, net	217,929	225,320
Intangibles, net	139,958	141,995
Goodwill	330,266	324,431
Other assets	50,479	76,017
Deferred income taxes — long-term	81,510	58,586

Total assets	$1,697,417	$1,782,273

LIABILITIES & EQUITY

Current liabilities:
Lines of credit	$15,540	$24,927
Accounts payable	211,148	203,232
Accrued liabilities	109,172	91,222
Current portion of long-term debt	5,594	93,314
Income taxes payable	719	14,202
Current liabilities of assets held for sale	—	324

Total current liabilities	342,173	427,221
Long-term debt	697,043	858,324
Other long-term liabilities	56,524	40,573

Total liabilities	1,095,740	1,326,118

Equity:
Common stock	1,675	1,318
Additional paid-in capital	518,347	370,878
Treasury stock	(6,778)	(6,778)
Accumulated deficit	(27,575)	(6,977)
Accumulated other comprehensive income	105,747	89,424

Total Quiksilver, Inc. stockholders’ equity	591,416	447,865
Non-controlling interest	10,261	8,290

Total equity	601,677	456,155

Total liabilities & equity	$1,697,417	$1,782,273

Quiksilver, Inc. Reports Fiscal 2011 First Quarter Financial Results
March 10, 2011

Information related to operating segments is as follows (unaudited):

	Three Months Ended January 31,
In thousands	2011	2010

Revenues, net:
Americas	$193,790	$186,961
Europe	165,199	177,877
Asia/Pacific	67,001	67,052
Corporate operations	460	847

	$426,450	$432,737

Gross Profit:
Americas	$89,466	$81,015
Europe	97,300	104,253
Asia/Pacific	36,633	37,043
Corporate operations	71	(162)

	$223,470	$222,149

SG&A Expense:
Americas	$82,994	$76,361
Europe	80,417	85,804
Asia/Pacific	34,830	31,377
Corporate operations	12,195	9,618

	$210,436	$203,160

Operating Income (Loss):
Americas	$6,472	$4,654
Europe	16,883	18,449
Asia/Pacific	1,803	5,666
Corporate operations	(12,124)	(9,780)

	$13,034	$18,989

Quiksilver, Inc. Reports Fiscal 2011 First Quarter Financial Results
March 10, 2011

GAAP TO PRO-FORMA RECONCILIATION (UNAUDITED)

	Three Months Ended
	January 31,
In thousands, except per share amounts	2011	2010

Loss from continuing operations attributable to Quiksilver, Inc.	$(16,268)	$(5,430)
Restructuring (credits) charges, net of tax of $0 (2011) and $87 (2010)	(2,118)	2,977
Non-cash interest charges, net of tax of $4,618 (2011) and $0 (2010)	10,691	—

Pro-forma loss from continuing operations	$(7,695)	$(2,453)

Pro-forma loss per share from continuing operations	$(0.05)	$(0.02)

Pro-forma loss per share from continuing operations, assuming dilution	$(0.05)	$(0.02)

Weighted average common shares outstanding	161,614	127,648

Weighted average common shares outstanding, assuming dilution	161,614	127,648

Quiksilver, Inc. Reports Fiscal 2011 First Quarter Financial Results
March 10, 2011

ADJUSTED EBITDA and PRO-FORMA ADJUSTED EBITDA RECONCILIATION

	Three Months Ended
	January 31,
Amounts in thousands	2011	2010

Loss from continuing operations attributable to Quiksilver, Inc.	$(16,268)	$(5,430)
Provision for income taxes	1,251	3,674
Interest expense	28,968	21,873
Depreciation and amortization	14,000	13,570
Non-cash stock-based compensation expense	2,410	2,132

Adjusted EBITDA	$30,361	$35,819
Restructuring (credits) charges	(2,118)	3,064

Pro-forma Adjusted EBITDA	$28,243	$38,883

Definition of Adjusted EBITDA:
Adjusted EBITDA is defined as income from continuing operations attributable to Quiksilver, Inc. before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) asset impairments. Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”), and it may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA, along with other GAAP measures, as a measure of profitability because Adjusted EBITDA helps us to compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments and the effect of non-cash stock-based compensation expense. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the impact of our asset base. Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense and the effect of asset impairments.

Quiksilver, Inc. Reports Fiscal 2011 First Quarter Financial Results
March 10, 2011

SUPPLEMENTAL EXCHANGE RATE INFORMATION
(UNAUDITED)
In order to better understand growth rates in our foreign operating segments, we make reference to constant currency. Constant currency reporting improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. Constant currency is calculated by taking the ending foreign currency exchange rate (for balance sheet items) or the average foreign currency exchange rate (for income statement items) used in translation for the current period and applying that same rate to the prior period. Our European segment is translated into constant currency using euros and our Asia/Pacific segment is translated into constant currency using Australian dollars as these are the primary functional currencies of each reporting segment. As such, this methodology does not account for movements in individual currencies within an operating segment (for example, non-euro currencies within our European segment and Japanese yen within our Asia/Pacific segment). A constant currency translation methodology that accounts for movements in each individual currency could yield a different result compared to using only euros and Australian dollars. The following table presents revenues by segment in both historical currency and constant currency for the three months ended January 31, 2010 and 2011 (in thousands):

Historical currency (as reported)	Americas	Europe	Asia/Pacific	Corporate	Total
January 31, 2010	186,961	177,877	67,052	847	432,737
January 31, 2011	193,790	165,199	67,001	460	426,450
Percentage increase (decrease)	4%	(7%)	(0%)		(1%)

Constant currency (current year exchange rates)

January 31, 2010	186,961	163,607	73,143	847	424,558
January 31, 2011	193,790	165,199	67,001	460	426,450
Percentage increase (decrease)	4%	1%	(8%)		0%